                          CERTIFICATE OF INCORPORATION
                                       OF
                                PN HOLDINGS, INC.



                                    ARTICLE I
                                      NAME

  The name of the corporation is PN Holdings, Inc. (herein the "Corporation").

                                   ARTICLE II
                                REGISTERED OFFICE

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
                                     POWERS

         The purpose for which the Corporation is organized is to engage in any lawful business for which corporations may be incorporated pursuant to the laws of the State of Delaware. The Corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                      TERM

         The Corporation is to have perpetual existence.

                                    ARTICLE V
                                  INCORPORATOR

         The name and mailing address of the incorporator are as follows:

                  NAME                               MAILING ADDRESS

         Edward L. Lublin                      1501 M Street, N.W.
                                               Suite 700
                                               Washington, D.C.  20005





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

                                   ARTICLE VI
                                INITIAL DIRECTORS

         The number of directors constituting the initial Board of Directors of the Corporation is four (4) and the names and addresses of the persons who are to serve as directors until their successors are elected and qualified together with the classes of directorships to which such persons have been assigned are:

         NAME                     ADDRESS                            CLASS

Charles C. Huffman        5281 Gallagher Road                           I
                          Whitmore Lake, Michigan 48189

Karen A. Heinrichs        48771 E. Hillcrest Court                     II
                          Plymouth, Michigan  48170

Koula M. Kovach           45420 Harmony Lane                           II
                          Belleville, Michigan 48111

Robert M. Spellman        3641 Barry Knoll Drive                      III
                          Ann Arbor, Michigan 48108


                                   ARTICLE VII
                                  CAPITAL STOCK

         The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 1,200,000 of which 1,000,000 are to be shares of common stock, $0.10 par value per share, and of which 200,000 are to be shares of serial preferred stock, $0.10 par value per share. The shares may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article VII or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property, or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation that is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences, and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

         A. COMMON STOCK. Except as provided in this Certificate, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as otherwise expressly set forth in this Certificate.

         Whenever there shall have been paid or declared and set aside for payment to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, in which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the Board of Directors of the Corporation.

         In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

         Each share of common stock shall have the same relative powers, preferences, and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation, except as otherwise expressly set forth in this Certificate.

         B. SERIAL PREFERRED STOCK. Except as provided in this Certificate, the Board of Directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, but not limited to determination of any of the following:

         (1) the distinctive serial designation and the number of shares constituting such series;

         (2) the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

         (3) the voting powers, full or limited, if any, of the shares of such series;

         (4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

         (5) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

         (6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

         (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

         (9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock shall have the same relative powers, preferences, and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.

                                  ARTICLE VIII
                                PREEMPTIVE RIGHTS

         No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the Board of Directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

                                   ARTICLE IX
                              REPURCHASE OF SHARES

         The Corporation may from time to time, pursuant to authorization by the Board of Directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debenture, notes, script, warranties, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the Board of Directors shall determine: subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

                                    ARTICLE X
                   MEETINGS OF STOCKHOLDERS; CUMULATIVE VOTING

         A. Notwithstanding any other provision of this Certificate or the bylaws of the Corporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

         B. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or the Chairman of the Board of Directors of the Corporation, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authorities, as provided in a resolution of the Board of Directors or in the bylaws of the Corporation, include the power and authority to call such meetings, but such special meetings may not be called by any other person or persons.

         C. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

         D. Meetings of stockholders may be held at such place as the bylaws may provide.

                                   ARTICLE XI
                      NOTICE FOR NOMINATIONS AND PROPOSALS

         A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the Board of Directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation or as required by law.

         B. Each such notice given by a stockholder to the Secretary with respect to business proposals to be brought before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in this Certificate to the contrary, no new business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

         C. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

                                   ARTICLE XII
                                    DIRECTORS

         A. NUMBER; VACANCIES. The number of directors of the Corporation shall be such number, not less than three (3) nor more than fifteen (15) (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be set forth from time to time in the bylaws, provided that no action shall be taken to decrease or increase the number of directors unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

         B. CLASSIFIED BOARD. The Board of Directors of the Corporation shall be divided into three classes of directors which shall be designated Class I, Class II, and Class III. The members of

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each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire Board of Directors shall permit, with the terms of office of all members of one class expiring each year. Subject to the provisions of this Article XII, should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (i) if there shall be an excess of one directorship over a number equally divisible by three, such extra directorship shall be classified in Class II; and (ii) if there shall be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the first annual meeting of stockholders, directors of Class I shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. At the second annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. At the third annual meeting of stockholders, directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as a successor to the director shall have been elected and shall have qualified unless the position of the director on the Board of Directors shall have been abolished by action taken to reduce the size of the Board of Directors prior to said meeting.

         Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The Board of Directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

         Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided in this Article XII. Notwithstanding the foregoing, and except as otherwise may be required by law or by the terms and provisions of the preferred stock of the Corporation, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

                                  ARTICLE XIII
                              REMOVAL OF DIRECTORS

         Notwithstanding any other provision of this Certificate or the bylaws of the Corporation, any director or the entire Board of Directors of the Corporation may be removed, at anytime, but only for cause and only by the affirmative vote of the holders of not less than 66.67% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XIII shall not apply with respect to the director or directors elected by such holders of preferred stock.

                                   ARTICLE XIV
                                 INDEMNIFICATION

         The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Corporation, is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit, or proceeding and any appeal therefrom.

         Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the Indemnitee to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article XIV, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

         The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

         The indemnification rights provided in this Article XIV (i) shall not be deemed exclusive of any other rights to which Indemnitees may be entitled under any law, agreement, or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors, and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article XIV.

                                   ARTICLE XV
                       LIMITATIONS ON DIRECTORS' LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware or other Delaware law is amended or enacted after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, or such other Delaware law.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE XVI
                               AMENDMENT OF BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation,

                                  ARTICLE XVII
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles X, XI, XII, XIII, XIV, XV, XVI, and this Article XVII may not be repealed, altered, amended, or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment, or rescission is included in the notice of such meeting); except that such repeal, alteration, amendment, or rescission may be made by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) if the same is first approved by a majority of the directors of the Corporation.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 3RD day of MARCH , 1997.




                                            /s/ EDWARD L. LUBLIN
                                            ------------------------------------
                                            Edward L. Lublin
                                            Incorporator

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                PN HOLDINGS, INC.


         In accordance with Section 242 of the Delaware General Corporation Law, the undersigned DOES HEREBY CERTIFY:

         1. The name of the corporation is PN Holdings, Inc. (hereinafter the "Corporation")

         2. The board of directors of the Corporation, by unanimous written consent pursuant to Section 141 of the Delaware General Corporation Law, adopted the following resolution on SEPTEMBER 22 , 1998, declaring its advisability. A majority of the outstanding stock entitled to vote thereon, and a majoirty of the outstanding stock of each class entitled to vote thereon, adopted the following resolution at an annual meeting duly held pursuant to the notice requirements of Section 222 of the Delaware General Corporation Law.

         "RESOLVED, That the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended as follows:


                  I. That first paragraph of Article VI of the Certificate of Incorporation is deleted in its entirety and there shall be substituting therefor the following new paragraph:

                      The aggregate number of shares of all classes of capital
                  stock which the Corporation has authority to issue is 5,200,000 of which 5,000,000 are to be shares of common stock, $0.02 par value per share, and of which 200,000 are to be shares of serial preferred stock, $0.10 par value per share. The shares may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article VII or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property, or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation that is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

                  II. Article XVI of the Certificate of Incorporation is hereby renumbered Article XIX and the following provision is added as Article XVI-Approval of Business Combinations:

                      A. GENERAL REQUIREMENT. The affirmative vote of the
                  holders of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of "Voting Stock" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination," as defined and set forth below:

                         1. Any merger, reorganization, or consolidation of the
                  Corporation or any of its "Affiliates" (as hereinafter defined) with or into any Principal Shareholder (as hereinafter defined);

                         2. Any sale, lease, exchange, mortgage, pledge,
                  transfer, or other disposition (in one transaction or in a series of related transactions) of all or a "Substantial Part" (as hereinafter defined) of the assets of the Corporation or any of its Affiliates to any Principal Shareholder;

                         3. Any sale, lease, exchange, or other transfer (in one
                  transaction or in a series of related transactions) by any Principal Shareholder to the Corporation or any of the Corporation's Affiliates of any assets, cash, or securities in exchange for shares of Voting Stock (or of shares of stock of any of the Corporation's Affiliates entitled to vote in the election of directors of such Affiliate or securities convertible into or exchangeable for shares of Voting Stock or such stock of an Affiliate, or options, warrants, or rights to purchase shares of Voting Stock or such stock of an Affiliate);

                         4. The adoption at any time when there exists any
                  Principal Shareholder of any plan or proposal for the liquidation or dissolution of the Corporation; and

                         5. Any reclassification of securities (including any
                  reverse stock split), recapitalization, or other transaction at any time when there exists any Principal Shareholder if such reclassification, recapitalization, or other transaction would result in a decrease in the number of holders of the outstanding shares of Voting Stock.

                           The affirmative vote required by this Article XVI
                  shall be in addition to the vote of the holders of any class or series of stock of the Corporation otherwise required by law, by any other Article of this Certificate, as amended, by any resolution of the board of directors providing for the issuance of a class or series of stock, or by any agreement between the Corporation and any national securities exchange.

                          B. CERTAIN DEFINITIONS. For the purposes of this
Article XVI:

                          1. "Affiliate" shall have the meaning ascribed to it
                  in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of this Certificate.

                          2. The term "Principal Shareholder" shall mean and
                  include any individual, corporation, partnership, or other person or entity which, together with its "Affiliates" and "Associates" (as defined at Rule 12b-2 under the Securities Exchange Act of 1934), "beneficially owns" (as hereinafter defined) in the aggregate ten percent (10%) or more of the outstanding shares of Voting Stock, and any Affiliate or Associate of any such individual, corporation, partnership, or other person or entity, other than an individual, corporation, partnership, or other person or entity that beneficially owned ten percent (10%) or more of the outstanding shares of Voting Stock, or any Affiliate or Associate thereof, at the time of adoption of this Article XVI. The term "Principal Shareholder" shall also not include an individual, corporation, partnership, or other person that beneficially owns in the aggregate ten percent (10%) or more of the outstanding shares of Voting Stock, and any Affiliate or Associate thereof if such ownership is purchased or otherwise transferred from any individual, corporation, partnership, or other person or entity that beneficially owned ten percent (10%) or more of the outstanding shares of Voting Stock, or any Affiliate or Associate thereof, at the time of adoption of this Article XVI; provided, however, that additional acquisitions of Voting Shares by such person (other then pro rata distributions to all shareholders) shall have the effect of making such person a "Principal Shareholder."

                          3. The term "Substantial Part" shall mean more than
                  twenty-five percent (25%) of the fair market value of the total assets of the Corporation, as of the end of its most recent fiscal quarter ending prior to the time the determination is being made.

                          4. The term "Voting Stock" shall mean the stock of the
                  Corporation entitled to vote in the election of directors.

                          5. Any corporation, partnership, person, or entity
                  will be deemed to be a "Beneficial Owner" of or to own beneficially any share or shares of stock of the Corporation:
                  (a) which it owns directly, whether or not of record; or (b) which it has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise, or which it has the right to vote pursuant to any agreement, arrangement, or understanding; or
                  (c) which are owned directly or indirectly (including shares deemed to be owned through application of clause (b) above) by any Affiliate or Associate; or (d) which are owned directly or indirectly (including shares deemed to be owned through application of clause (b) above) by any other corporation, person, or entity with which it or any of its Affiliates or Associates have any agreement or arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of Voting Stock.

                          For the purpose only of determining the percentage of
                  the outstanding shares of Voting Stock which any corporation, partnership, person, or other entity beneficially owns, directly or indirectly, the outstanding shares of Voting Stock will be deemed to include any shares of Voting Stock which such corporation, partnership, person or other entity beneficially owns pursuant to the foregoing provisions of this subsection (whether or not such shares of Voting Stock are in fact issued or outstanding), but shall not include any other shares of Voting Stock which may be issuable either immediately or at some future date pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, exchange rights, warrants, options, or otherwise.

                          C. EXCEPTIONS. The provisions of this Article XVI
                  shall not apply to a Business Combination that is approved by two-thirds of those members of the board of directors who were directors prior to the time when the Principal Shareholder became a Principal Shareholder (the "Continuing Directors"). The provisions of this Article XVI also shall not apply to a Business Combination which (a) does not change any shareholder's percentage ownership in the shares of stock entitled to vote in the election of directors of any successor of the Corporation from the percentage of the shares of Voting Stock owned by such shareholder; (b) provides for the provisions of this Article XVI, without any amendment, change, alteration, or deletion, to apply to any successor to the Corporation; and (c) does not transfer all or a Substantial Part of the Corporation's assets other than to a wholly-owned subsidiary of the Corporation.

                          D. ADDITIONAL PROVISIONS. Nothing contained in this
                  Article XVI, shall be construed to relieve a Principal Shareholder from any fiduciary obligation imposed by law. In addition, nothing contained in this Article XVI shall prevent any shareholders of the Corporation from objecting to any Business Combination and from demanding any appraisal rights which may be available to such Principal Shareholder.


                  III. The following provision is added as Article XVII-Fair Price Requirements:

                          A. GENERAL REQUIREMENT. No "Business Combination" (as
                  defined in Article XVI) shall be effected unless all of the following conditions, to the extent applicable, are fulfilled.

                          1. The ratio of (a) the aggregate amount of the cash
                  and the fair market value of the other consideration to be received per share by the holders of the common stock of the Corporation in the Business Combination to (b) the "Market Price" (as hereinafter defined) of the common stock of the Corporation immediately prior to the announcement of the Business Combination or the solicitation of the holders of the common stock of the Corporation regarding the Business Combination, whichever is first, shall be at least as great as the ratio of (x) the highest price per share previously paid by the "Principal Shareholder" (as herein defined) (whether before or after it became a Principal Shareholder) for any of the shares of common stock of the Corporation at any time Beneficially Owned, directly, or indirectly, by the Principal Shareholder to (y) the Market Price of the common stock of the Corporation on the trading date immediately prior to the earliest date on which the Principal Shareholder (whether before or after it became a Principal Shareholder) purchased any shares of common stock of the Corporation during the two year period prior to the date on which the Principal Shareholder acquired the shares of common stock of the Corporation at any time owned by it for which it paid the highest price per share (or, if the Principal Shareholder did not purchase any shares of common stock of the Corporation during the two year period, the Market Price of the common stock of the Corporation on the date of two years prior to the date on which the Principal Shareholder acquired the shares of common stock of the Corporation at any time owned by it for which it paid the highest price per share).

                          2. The aggregate amount of the cash and the fair
                  market value of the other consideration to be received per share by the holders of the common stock of the Corporation in the Business Combination shall be not less than the highest price per share previously paid by the Principal Shareholder (whether before or after it became a Principal Shareholder) for any of the shares of common stock of the Corporation at any time Beneficially Owned, directly or indirectly, by the Principal Shareholder.

                          3. The consideration to be received by the holders of
                  the common stock of the Corporation in the Business Combination shall be in the same form and of the same kind as the consideration paid by the Principal Shareholder in acquiring the majority of the shares of common stock of the Corporation already Beneficially Owned, directly or indirectly, by the Principal Shareholder.

                          The conditions imposed by this Article XVII shall be
                  in addition to all other conditions (including, without limitation, the vote of the holders of any class or series of stock of the Corporation) otherwise imposed by law, by any other Article of this Certificate, by any resolution of the board of directors providing for the issuance of a class or series of stock, or by any agreement between the Corporation and any national securities exchange.

                          B. CERTAIN DEFINITIONS. For the purpose of this
                  Article XV, the definitions of "Business Combination," "Principal Shareholder," "Substantial Part," "Voting Stock," and "Beneficial Owner" set forth in Article XVI will apply to this Article XVII.

                          The "Market Price" of the common stock of the
                  Corporation shall be the mean between the high "bid" and the low "asked" prices of the common stock in the over-the-counter market on the day on which such value is to be determined or, if no shares were traded on such date, on the next preceding day on which such shares were traded, as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or other national quotation service. If the common stock of the Corporation is not regularly traded in the over-the-counter market but is registered on a national securities exchange or traded in the national over-the-counter market, the market value of the common stock shall mean the closing price of the common stock on such national securities exchange or market on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Incorporated or other national quotation service. If no such quotations are available, the fair market value of the date in question of a share of such stock as determined by the board of directors in good faith; and in the case of property other than cash or stock, the fair market value of such property other than cash or stock, the fair market value of such property on the date in question as determined by the board of directors in good faith.

                          C. EXCEPTIONS. The provisions of this Article XVII
                  shall not apply to a Business Combination which was approved by two-thirds of those members of the board of directors of the Corporation who were directors prior to the time when the Principal Shareholder became a Principal Shareholder. The provisions of which this Article XVII also shall not apply to a Business Combination which (a) does not change any shareholder's percentage ownership in the shares of stock entitled to vote in the election of directors of any successor of the Corporation from the percentage of the shares of Voting Stock Beneficially Owned by such shareholder; (b) provides for the provisions of this Article XVII, without any amendment, change alteration, or deletion, to apply to any successor to the Corporation; and (c) does not transfer all or a Substantial Part of the Corporation's assets other than to a wholly-owned subsidiary of the Corporation; provided, however, that nothing contained in this Article XVII shall permit the Corporation to issue any of its shares of Voting Stock or to transfer any of its assets to a wholly-owned subsidiary of the Corporation if such issuance of shares of

                  Voting Stock or transfer of assets is part of a plan to transfer such shares of Voting Stock or assets to a Principal Shareholder.

                          D. ADDITIONAL PROVISIONS. Nothing contained in this
                  Article XVII shall be construed to relieve a Principal Shareholder from any fiduciary obligation imposed by law. In addition, nothing contained in this Article XVII shall prevent any shareholders of the Corporation from objecting to any Business Combination and from demanding any appraisal rights which may be available to such shareholders.

                  IV. The following provision is added as Article
XVIII-Evaluation of Offers:

                          The board of directors of the Corporation, when
                  evaluating any offer to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity, or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer: on the Corporation's present and future customers and employees and those of its subsidiaries; on the communities in which the Corporation and its subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objectives as a financial institution holding company; and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

                  V. Article XVI of the Certificate of Incorporation is deleted in its entirety and there shall be substituting therefor Article XX-Amendment of Certificate of Incorporation:

                           The Corporation reserves the right to repeal, alter,
                  amend, or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles X, XI, XII, XIII, XIV, XV, XVI, XVII, XVIII, XIX, and this Article XX may not be repealed, altered, amended, or rescinded in any respect, and no provision may be adopted in the Certificate of Incorporation or Bylaws of the Corporation that is inconsistent with such Articles, unless the same is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment, or rescission is included in the notice of such meeting); except that such repeal, alteration, amendment, or rescission may be made by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) if the same is first approved by a majority of the directors of the Corporation."

         I, THE UNDERSIGNED, being the Chief Executive Officer of PN Holdings, Inc., do make, file, and record this Certificate of Amendment, do affirm, acknowledge, and certify, under penalty of perjury, that the facts stated herein
are true, and, accordingly, have set my hand this 1ST day of DECEMBER   , 1998.



                                               /s/ CHARLES C. HUFFMAN
                                               ---------------------------------
                                               Charles C. Huffman
                                               Chief Executive Officer
                                               (duly authorized representative)